EXHIBIT 10.1.18.1

NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT
UNDER CHESAPEAKE ENERGY CORPORATION
LONG TERM INCENTIVE PLAN

THIS STOCK OPTION AGREEMENT (the “Option Agreement”), made as of the grant date set forth on the Notice of Grant of Stock Options and Option Agreement attached to this Option Agreement (the “Notice”) at Oklahoma City, Oklahoma by and between the participant named on the Notice (the “Participant”) and Chesapeake Energy Corporation (the “Company”):

W I T N E S S E T H:

WHEREAS, the Participant is a Non-Employee Director of the Company, and it is important to the Company that the Participant be encouraged to remain a director of the Company; and

WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to purchase shares of the common stock of the Company, as hereinafter provided, pursuant to the “Chesapeake Energy Corporation Long Term Incentive Plan” (the “Plan”), a copy of which has been provided to the Participant; and

WHEREAS, any capitalized terms used but not defined herein have the same meanings given them in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Participant and the Company hereby agree as follows:

Section 1. Grant of Stock Option. The Company hereby grants to the Participant a nonqualified stock option (the “Stock Option”) to purchase all or any part of the number of shares of its common stock, par value $.01 (the “Stock”), as set forth on the Notice, under and subject to the terms and conditions of this Option Agreement and the Plan, which is incorporated herein by reference and made a part hereof for all purposes. The purchase price for each share to be purchased hereunder shall be the option price set forth on the Notice (the “Option Price”).

Section 2. Times of Exercise of Stock Option. On and after the Date of Grant, the Participant shall be entitled, subject to the applicable provisions of the Plan and this Option Agreement having been satisfied, to exercise the Stock Option and purchase, on a cumulative basis, the number of shares of Stock subject to the Stock Option set forth on the Notice.

Section 3. Term of Stock Option. Subject to earlier termination as hereafter provided, the Stock Option shall expire at the close of business on the expiration date set forth on the Notice and may not be exercised after such expiration date. At all times during the period commencing with the date the Stock Option is granted to the Participant and ending on the earlier of the expiration of the Stock Option or the date which is three years prior to the date the Stock Option is exercised, the Participant must be serving as a director of the Company.

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Section 4. Limited Transferability of Stock Option. Except as provided hereafter, the Stock Option is not transferable, and the Stock Option may be exercised, during the lifetime of the Participant, only by the Participant. A Participant may transfer all or a portion of the Stock Option to (i) the ex-spouse of the Participant pursuant to the terms of a qualified domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership in which such Immediate Family Members are theonly partners. In addition, (x) there may be no consideration for any such transfer, and (y) any subsequent transfer of a transferred Stock Option is prohibited except by will or the laws of descent and distribution. However, no such transfer of a Stock Option by a Participant shall be effective to bind the Company unless the Company has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Stock Option. Following transfer, any transferred Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, with the exception of Sections 10.2, 10.11 and 10.13 of the Plan, the term “Participant” shall be deemed to refer to the transferee. Any other attempted assignment, transfer, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, the Stock Option contrary to the provisions of the Plan and this Option Agreement shall be null and void and without effect, shall give no right to any purported transferee and may, in the Committee’s sole discretion, result in the forfeiture of the Stock Option.

Section 5. Right to Continued Board Membership. Nothing in the Plan or in this Option Agreement shall confer upon the Participant any right to remain on the Board of the Company.

Section 6. Exercise of Stock Option After a Participant’s Termination.

(a) A Participant who ceases to be a director, the transferee of the Stock Option transferred by such Participant in accordance with the terms of this Option Agreement or the personal representative of a deceased Participant shall automatically have the right to exercise the Stock Option and purchase all or any part of the shares subject to the Stock Option on the date of the Participant’s termination of membership on the Board until the earlier of (a) three years after termination of the Participant’s service on the Board or (b) the expiration of the Stock Option unless the Participant is terminated for cause. If a Participant’s membership on the Board is terminated for cause, the Stock Option will expire thirty days after such termination. Discharge for cause would include termination for malfeasance or gross misfeasance in the performance of duties, conviction of illegal activity in connection therewith, or any conduct detrimental to the interests of the Company, and in any event the determination of the Board with respect thereto will be final and conclusive.

(b) A Participant who ceases to be a director and is subsequently appointed by the Board to be a Director Emeritus will not be considered to have terminated service to the Company for purposes of Section 6(a) above until the earlier of (i) five years from the date of the Participant’s appointment as Director Emeritus, (ii) the Participant’s termination of the Director Emeritus position, or (iii) the Participant’s termination for cause, as described in Section 6(a) above. The Participant or the personal representative of a deceased Participant shall automatically have the right to exercise the Stock Option and purchase all or any part of the shares subject to the Stock Option on the date of termination of the Participant’s Director Emeritus position until the earlier of (a) three years after termination of the Director Emeritus position or (b) the expiration of the Stock Option unless the Participant is terminated for cause. If a Participant’s Director Emeritus position is terminated for cause, the Stock Option will expire thirty days after such termination.

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(c) A Participant who ceases to be a director and subsequently continues to provide services to the Company as an employee or consultant will not be considered to have terminated service to the Company for purposes of Section 6(a) above until the earlier of (i) the Participant’s termination of his/her employment or consultant position or (ii) the Participant’s termination for cause, as described in Section 6(a) above. The Participant or the personal representative of a deceased Participant shall automatically have the right to exercise the Stock Option and purchase all or any part of the shares subject to the Stock Option on the date of termination of the Participant’s employment or consultant position until the earlier of (a) three years after termination of the consultant position or (b) the expiration of the Stock Option unless the Participant is terminated for cause. If a Participant’s employment or consultant position is terminated for cause, the Stock Option will expire thirty days after such termination.

Section 7. Method of Exercising Stock Option.

(a) Procedures for Exercise. The manner of exercising the Stock Option shall be by electronic or written notice to the Secretary of the Company at the time the Stock Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Stock Option. Such notice shall state the election to exercise the Stock Option, the number of shares of Stock to be purchased upon exercise, the form of payment to be used, and if written, such notice shall be signed by the person so exercising the Stock Option.

(b) Form of Payment. Payment in full for shares of Stock purchased under this Option Agreement shall accompany the Participant’s notice of exercise, together with payment for any applicable withholding taxes. Payment shall be made (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee having a Fair Market Value as of the day of exercise equal to the amount of the Option Price; or (iii) a combination thereof. In addition to the foregoing, the Committee may permit the Participant to elect to pay the Option Price by irrevocably authorizing a broker-dealer to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.

(c) Further Information. In the event the Stock Option is exercised, pursuant to the foregoing provisions of this Section 7, by any person other than the Participant, such notice shall also be accompanied by appropriate proof of the right of such person to exercise the Stock Option. The notice so required shall be given by personal delivery to the Secretary of the Company or by registered or certified mail, addressed to the Company at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.

Section 8. Amendments. This Option Agreement may be amended by a written agreement signed by the Company and the Participant; provided, that the Committee may modify the terms of this Option Agreement without the consent of the Participant in any manner that is not adverse to the Participant.

Section 9. Securities Law Restrictions. The Stock Option shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Participant, at the time of exercise and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Stock subject to the Stock Option are being purchased for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Participant acknowledges that any stock certificate representing Stock purchased under such circumstances will be issued with a restricted securities legend.

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Section 10. Payment of Withholding Taxes. A Participant must pay the amount of taxes required by law upon the exercise of the Stock Option in cash.

Section 11. Participant Misconduct. Notwithstanding anything in the Plan or this Agreement to the contrary, the Committee shall have the authority to determine that in the event of serious misconduct by the Participant (including violations of employment agreements, confidentiality or other proprietary matters) or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliated Entity, the Stock Option may be cancelled, in whole or in part, whether or notvested. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary or Affiliated Entity shall be determined by the Committee in good faith and in its sole discretion. This Section 11 shall have no effect and be deleted from this Agreement following a Change of Control.

Section 12. Notices. All notices or other communications relating to the Plan and this Option Agreement as it relates to the Participant shall be in electronic or written form. If in writing, such notices shall be delivered personally or mailed (U.S. Mail) by the Company to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing.

June 15, 2005

Chesapeake Energy Corporation

Notice of Grant of Stock                                               ID: 73-1395733

Options and Option Agreement                                    6100 N. Western Avenue

              Oklahoma City, OK 73118

<Name>	Option Number:	___________
<Address>	Plan:	LTIP
<Address>	ID:	___________

Effective <date>, you have been granted a Nonqualified Stock Option to buy _____ shares of Chesapeake Energy Corporation (the Company) stock at $____ per share.

The total option price of the shares granted is $_______.

Shares in each period will become fully vested on the date of grant.

Shares	Vest Type	Full Vest	Expiration

_____	On Grant Date	<grant date>	<10 years from grant date>

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Chesapeake Energy Corporation	Date

<NAME>   Date

DALLAS_1\3673675\4

20988-1 07/15/2002

June 15, 2005